Exhibit 99.1

America Greener Acquires Soft Wave Innovations Assets

Mesa, AZ ---November 6th, 2014 --- America Greener Technologies, Inc. (AGT) (OTCQB:AGRN), an environmental technologies company, today announced that, through its newly formed, wholly owned subsidiary AGT Soft Wave, Inc., it has acquired certain assets from Soft Wave Innovations, Inc. (Soft Wave), an Arizona corporation, in exchange for 775,000 restricted common shares of AGT valued at $767,250 under the terms of an asset purchase agreement by and among America Greener Technologies, Inc., AGT Soft Wave and Soft Wave. The assets that were acquired included customer contracts, trade names, inventory, tools and parts, and demonstration contracts related to the previously announced joint venture with Soft Wave.

Previously, the inventors of certain patented technology used by Soft Wave assigned all of their rights, title and interest in and to that certain U.S. Patent No. 8,477,003, Serial No. 13/262.227 described as an apparatus for generating a multi-vibrational field to AGT in exchange for royalty payments.

Separately, the company announced that on November 1, 2014 it sold an aggregate of 400,000 shares of its common stock at a purchase price of $0.50 per share to two accredited investors in private transactions exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a) (2) of that act. AGT received proceeds of $200,000 and did not pay any commissions or finder's fees in these sales. The proceeds are being used for general working capital.

"America Greener Technologies is very pleased to bring the patented products into our group under our AGT Soft Wave subsidiary. Over the course of the past few months we were able to visit many Soft Wave customers who were extremely pleased with Soft Wave's patented products which have greatly reduced or eliminated their need for chemical treatment, as well as generating significant water usage savings," said Mike Boyko, President and CEO, AGT. Mr. Boyko added, "Our aim is to leverage this technology and add significant incremental revenues."

About America Greener Technologies

AGT is a Mesa, Arizona based environmental technologies company, offering proprietary process improvement solutions for the power, petrochemical and heavy industrial marketplace. AGT holds an exclusive long term (30 year) license in North America on Polarchem Cleaning System, which has proven to be safe and effective in improving operating efficiencies at power and petrochemical plants worldwide for the past 45 years, as well as providing pollution control benefits to those industries.

Safe Harbor Statement:

This press release contains forward-looking statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, the ability to successfully integrate the technology and acquired assets into our company and to leverage those assets to report revenues, our limited operating history, our ability to continue as a going concern, our history of losses and the expectation that our operating expenses will significantly increase, the ability to raise working capital and the illiquid nature of our common stock, among other risks. America Greener Technologies, Inc.'s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and America Greener Technologies, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements.

For further information: Philippe Niemetz, PAN Consultants Ltd. (212) 344-6464